Novastar Resources Completes $15,000,000 Private Placement With Select Institutional Investors

NEW YORK, May 4 /PRNewswire-FirstCall/ -- Novastar Resources Ltd. (OTC Bulletin Board: NVAS - News) has today announced the successful completion of a $15,000,000 private placement, which was ioversubscribed due to strong investor interest in the Company's business plan and future prospects. Proceeds will be used to enhance the Thorium Power portfolio of intellectual property, develop strategic alliances in the nuclear industry, and strengthen the company's balance sheet. The vast majority of the capital was raised from prominent institutional investors. The Company does not anticipate requiring additional funding for the foreseeable future. Complete details of this oversubscribed financing will be disclosed in a Form 8K, to be filed with the SEC shortly.

Seth Grae, President & CEO of Novastar Resources, commented "The completion of this private placement enables our company to advance Thorium Power's proprietary technologies and strategic position in the nuclear power industry. We are pleased to have included such prestigious institutional investors as participants in this private placement. We expect to show the investment community great progress in implementing our business strategy over the short, intermediate, and long terms."

Because the private placement was oversubscribed, the Company received and accepted more than $15,000,000 in conjunction with this financing. Additionally a small percentage of this financing was comprised of accredited individual investors.

On February 14, 2006 Novastar Resources signed a definitive merger agreement with Thorium Power, Inc. to combine the two companies. Shareholders of Thorium Power, Inc. recently approved the merger with Novastar Resources, which is expected to close during the second calendar half of 2006. The name of the Company will change to Thorium Power Ltd. and a new trading symbol will be requested.

The securities offered in the private placement to the investors were not registered under the Securities Act of 1933 as amended (the "Act"), and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act.

About Novastar Resources

Novastar Resources is a publicly traded company within the commercial mining sector and is a commercial mining firm engaged in the exploration of thorium, a naturally occurring metal that can be used to provide nuclear energy, with non-proliferation, waste and economic advantages, in comparison to standard uranium fuels. Novastar Resources' stock is traded and quoted on the OTC Bulletin Board under the symbol "NVAS.OB". Further information is available on Novastar Resources' website at http:/www.novastarresources.com.

About Thorium Power

Thorium Power was founded in 1992 to develop technology invented by Dr. Alvin Radkowsky, the first chief scientist of the U.S. Naval Reactors program under Admiral H.G. Rickover from 1950-1972 and head of the design team of the first commercial nuclear power plant in Shippingport, Pennsylvania. Thorium Power was formed to develop and deploy nuclear fuel designs developed by Dr. Radkowsky to stop the production of weapons suitable plutonium and eliminate existing plutonium stockpiles. Thorium Power has been collaborating with nuclear scientists and engineers at Russia's prestigious Kurchatov Institute since 1994. For more information, please visit http://www.thoriumpower.com.

DISCLAIMER

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, statements regarding benefits of the proposed merger and other forward-looking terminology such as "may," "expects," "believes," "anticipates," "intends," "expects," "projects" or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks, as well as other risks associated with the merger, will be more fully discussed in any joint proxy statement or prospectus or other relevant document filed with the Securities and Exchange Commission in connection with the proposed merger. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein.